Exhibit 32.1

Certification pursuant to 18 U.S.C section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-

Oxley Act of 2002.

In connection with the Annual Report of Shurgard Storage Centers, Inc. (the “Company”) on the Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles K. Barbo, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2004

Charles K. Barbo

Chairman and Chief Executive Officer